EXHIBIT 99.1

SemGroup Corporation Closes Acquisition of Mississippi Lime Midstream

Assets from Chesapeake Energy Corporation

Tulsa, OK – August 1, 2013 – SemGroup® Corporation (NYSE: SEMG) today announced it completed its previously disclosed acquisition of the gas gathering and processing assets owned by Chesapeake Energy Corporation (NYSE: CHK), located in the Mississippi Lime play for $300 million in cash. Approximately $125 million of additional capital expenditures will be required for the completion of the Rose Valley plants I and II, as well as additional capital related to future well connects.

Acquisition Highlights

•	200 miles of gathering pipeline;

•	Rose Valley I plant: 200 mmcfd cryogenic processing plant, expected to be operational first quarter 2014;

•	Rose Valley II plant: 200 mmcfd cryogenic processing plant, expected to be operational first quarter 2016;

•	Approximately 540,000 net acre dedication in the core of the Mississippi Lime play; and

•	20-year, 100% fee-based, gas gathering and processing agreement.

“We are pleased to add all of these key assets to SemGroup’s continued story of growth,” said Norm Szydlowski, president and chief executive officer of SemGroup. “This purchase positions us to expand our presence in a highly attractive area and provides future drop down inventory for Rose Rock Midstream.”

LCT Capital, LLC and Citi acted as financial advisors to SemGroup.

The company will be hosting its second quarter earnings call August 9, 2013. Interested parties are invited to listen to the call with management regarding the acquisition and second quarter 2013 results at 11:00 AM Eastern by dialing 877.359.3652 (International 720.545.0014), passcode 10053658 or by logging on to the webcast at ir.semgroupcorp.com.

About SemGroup

Based in Tulsa, OK, SemGroup® Corporation (NYSE: SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.

SemGroup®, is a registered trademark of SemGroup Corporation

About Rose Rock Midstream

Rose Rock Midstream, L.P. (NYSE: RRMS) is a growth-oriented Delaware limited partnership formed by SemGroup® Corporation (NYSE: SEMG) to own, operate, develop and acquire a diversified portfolio of midstream energy assets. Rose Rock Midstream provides crude oil gathering, transportation, storage and marketing services. Headquartered in Tulsa, OK, Rose Rock Midstream has operations in six states with the majority of its assets strategically located in or connected to the Cushing, Oklahoma crude oil marketing hub.

Forward-Looking Statements

Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release, including the prospects of our industry, our anticipated financial performance, management’s plans and objectives for future operations, business prospects, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, our ability to comply with the covenants contained in and maintain certain financial ratios required by our credit facilities; any sustained reduction in demand for the petroleum products we gather, transport, process and store; our ability to obtain new sources of supply of petroleum products; our failure to comply with new or existing environmental laws or regulations or cross border laws or regulations; the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:

Investor Relations:

Mary Catherine Ward

918-524-8081

investor.relations@semgroupcorp.com

Media:

Kiley Roberson

918-524-8594

kroberson@semgroupcorp.com